GORDON LAW GROUP
7219 W. Sahara Ave., Suite 120
Las Vegas, Nevada 89117
T: (702) 580-7600; F: (702) 255-7043

May 21, 2010

The Law Office of Ronald N. Vance, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095

Re:  White Mountain Titanium Corporation

Dear Mr. Vance:

We have acted as special Nevada counsel for the purpose of furnishing this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of White Mountain Titanium Corporation (the “Company”), a Nevada corporation, filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Registration Statement registers the offering and sale by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “Securities”):

 (a)           Up to an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”)  issuable upon conversion of the Series A Convertible Preferred Stock  to be offered and sold by a Selling Stockholder in the Secondary Offering (the “Preferred Convertible Shares”);

(b)            Up to an aggregate of 10,947,600 shares of Common Stock issuable upon conversion of outstanding warrants and options held by the selling stockholders (the “Selling Stockholder Warrant/Option Shares”) to be offered and sold in the Secondary Offering; and

(c)            Up to an aggregate of 8,154,000 shares of Common Stock (the “Selling Stockholder Shares”) to be offered and sold by the Selling Stockholders in the Secondary Offering.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority to execute such documents; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement; and (vi) at the time of any offering or sale of any shares of Common Stock that the Company shall have such number of shares of Common Stock, as set forth in such offering or sale, authorized or created and available for issuance.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation, as amended to the date hereof, and the Bylaws of the Company, as amended, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

The Prospectus will provide for the issuance and sale by Selling Stockholders in the Secondary Offering of the Securities, which are to be offered on a delayed or continuous basis pursuant to the Securities Act.

We have acted as your special Nevada counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws, and applicable rules and regulations underlying these laws), and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

(i)             The Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)            The Preferred Convertible Shares, when issued and sold by the Selling Stockholder in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)           The Selling Stockholder Warrant/Option Shares, when issued and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iv)           The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein, and we consent to The Law Office of Ronald N. Vance, P.C. relying on this opinion as to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws, and applicable rules and regulations underlying these laws) and to attach this opinion to the opinion of The Law Office of Ronald N. Vance, P.C. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

 Very truly yours,

/s/ Marc C. Gordon

Gordon Law Group

FOR THE FIRM:

Marc C. Gordon, Partner
Nevada Bar No. 1866
GORDON LAW GROUP
7219 W. Sahara Ave., Suite 120
Las Vegas, NV  89117
T:  702-580-7600
F:  702-255-7043
E:  mcgattorney@gmail.com

THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law
1656 REUNION AVENUE
SUITE 250
SOUTH JORDAN, UTAH 84095

TELEPHONE (801) 446-8802
FAX (801) 446-8803
EMAIL: ron@vancelaw.us

May 21, 2010

Michael P. Kurtanjek, President
White Mountain Titanium Corporation

Re:  Registration Statement on Form S-1

Dear Mr. Kurtanjek:

I have acted as counsel for White Mountain Titanium Corporation, a Nevada corporation  (the “Company”) in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

I have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement.  The Registration Statement registers the offering and sale by certain selling stockholders (the “Selling Stockholders”) of the Company (the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “Securities”):

(a)           up to an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”)  issuable upon conversion of the Series A Convertible Preferred Stock  to be offered and sold by a Selling Stockholder in the Secondary Offering (the “Preferred Convertible Shares”);

(b)          up to an aggregate of 10,947,600 shares of Common Stock issuable upon conversion of outstanding warrants and options held by the selling stockholders (the “Selling Stockholder Warrant/Option Shares”) to be offered and sold in the Secondary Offering; and

(c)           up to an aggregate of 8,154,000 shares of Common Stock (the “Selling Stockholder Shares”) to be offered and sold by the Selling Stockholders in the Secondary Offering.

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.  In rendering my opinion herein as to matters of Nevada Law (including the applicable provisions of the Nevada Constitution applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws), I am relying on the opinion of the firm of  Gordon Law Group, of  Nevada , which opinion is attached hereto and made a part hereof.

Michael P. Kurtanjek, President
May 21, 2010

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that pursuant to the corporate laws of the State of Nevada, including all relevant provisions of the state constitution and all judicial interpretations interpreting such provisions:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)          the Preferred Convertible Shares, when issued and sold by the Selling Stockholder in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)         the Selling Stockholder Warrant/Option Shares, when issued and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iv)         the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related Prospectus under the heading “Legal Matters.”

Very truly yours,

/s/ Ronald N. Vance